UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2006

INTERMAGNETICS GENERAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-11344 (Commission File Number)	14-1537454 (I.R.S. Employer Identification No.)

450 Old Niskayuna Road

Latham, New York 12110

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (518) 782-1122

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Compensation Committee Approves Incentive Compensation Bonuses for Fiscal Year 2005

On August 1, 2006, the Compensation Committee of the Board of Directors of Intermagnetics General Corporation (the “Company”) approved the payment of cash incentive bonus awards accrued during the Company’s recently completed fiscal year ended May 28, 2006. Payments under the Management Incentive Compensation Program (the “Plan”) are linked to financial and individual goals that are established at the beginning of the Company’s fiscal year by management and the Compensation Committee. The Plan reflects the philosophy of the Compensation Committee that annual incentive compensation is keyed to growth in profitability, with a smaller portion tied to individual goals. The Program is designed so that the aggregate of annual bonus awards under the Plan does not typically exceed 10% of consolidated operating income, as adjusted. Under the Plan, the performance of Mr. Epstein and Mr. Burke is measured based on growth in consolidated net income as adjusted and the performance of all other participants, with the exception of Mr. Pellegrino, is measured based on growth in net operating profit as adjusted. Mr. Pellegrino heads SuperPower Inc., a development stage subsidiary, and he is measured based on individual goals tied to achieving technical and funding milestones. During fiscal 2006, the Plan targeted 15% growth in the relevant performance measures both on a consolidated basis and within each operating unit for the quantitative portion of the bonus. Individual goals connected to the qualitative portion of the bonus are agreed to between each participant and his or her manager at the beginning of the fiscal year, and performance to those goals is assessed by the manager at the end of the fiscal year.

The Plan provides that participants are eligible to achieve a bonus of up to two times their bonus target if they exceed their financial goals by twice the targeted level.

For the Company’s recently completed fiscal year ended May 28, 2006, growth in adjusted net income and/or operating profit was calculated on a pro forma basis to measure the actual ongoing growth of businesses acquired by the Company in fiscal years ended May 30, 2004 and May 29, 2005. The Compensation Committee approved a bonus pool of about $3.1M for a total of about 100 participants in the 2006 Plan. Out of that pool, the bonuses approved by the Compensation Committee for the company’s executive officers are as follows:

Name, title	FY ‘06 Cash Award

Glenn H. Epstein, Chairman and CEO	$852,500
Leo Blecher, Sector President, MRI	$160,343
Michael K. Burke, Executive Vice President and CFO	$247,500
Philip J. Pellegrino, Sector President, Energy Technology	$89,250
Thomas J. O’Brien, Executive Vice President, Corporate Development	$161,563

Under the Plan, the Compensation Committee may award or deny incentive compensation bonuses at its discretion based on individual and/or company performance.

Compensation Committee Confirms Pre-Tax EPS Performance for Performance-Based Long Term Equity Compensation Program

At its August 1 meeting, the Compensation Committee also confirmed that the Company achieved the pre-tax EPS target necessary for restrictions to lapse with respect to certain Restricted Stock Units granted under the Company’s 2000 Stock Option and Stock Award plan. Accordingly, 387,158 shares will be distributed to participants including the following shares to the Company’s executive officers:

Glenn H. Epstein	126,000
Leo Blecher	31,500
Michael K. Burke	31,500
Thomas J. O’Brien	31,500
Philip J. Pellegrino	11,250

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intermagnetics General Corporation
By:	/s/ Michael K. Burke

Michael K. Burke Executive Vice President and Chief Financial Officer

Dated: August 7, 2006